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                                                                     EXHIBIT 5.1


                                 STOEL RIVES LLP
                         900 SW Fifth Avenue, Suite 2600
                               Portland, OR 97204
                                Tel: 503-220-3380
                                Fax: 503-220-2480


July 22, 2005


The Board of Directors
Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, OR  97077




        We have acted as counsel for Tektronix, Inc., an Oregon corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, Registration No. 333-126595 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering the sale of up to 87,488 shares of Common Stock, without par value, and the Series B Preferred Shares Purchase Rights appurtenant thereto, of the Company (the "Shares") by the holders thereof.

        We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

        In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        Based upon the foregoing, it is our opinion that the Shares have been duly authorized and are legally issued, fully paid and nonassessable.

        We are qualified to practice law in the state of Oregon and we do not express any opinions in this letter concerning any law other than the laws of the state of Oregon and the federal laws of the United States of America.

        This opinion is furnished solely for the benefit of the Company and may not be filed with or furnished to any individual, entity, association, agency or other person and may not be quoted or referred to, orally or in writing, in whole or in part, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part thereof. In giving such consent, we do


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The Board of Directors
July 22, 2005
Page 2


not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Act.

Very truly yours,



STOEL RIVES LLP